UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2026

T1 Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41903	93-3205861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1211 E 4th St.

Austin, Texas 78702

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 409-599-5706

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TE	The New York Stock Exchange
Warrants, each whole warrant exercisable for one Common Stock at an exercise price for $11.50 per share	TE WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On March 31, 2026, T1 Energy Inc., a Delaware corporation (the “Company”), issued a press release announcing its financial results for the fourth quarter and year ended December 31, 2025.

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

The information in this Item 2.02, including the Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

On March 26, 2026, Tore Ivar Slettemoen resigned as a member of the board of directors (the “Board”) of the Company, effective immediately, and on March 30, 2026, Mingxing Lin resigned from the Board, effective immediately. Their resignations were not related to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Board thanks Mr. Slettemoen and Mr. Lin for their valuable contributions and dedicated service to the Company during their respective tenures on the Board.

Election of Director

On March 26, 2026, the Board elected Robert Hammond as an independent director of the Company. Mr. Hammond has also been appointed as a member to the Board’s Audit and Risk Committee and its Compensation Committee, effective the date of his election to the Board. There are no arrangements or understandings between Mr. Hammond and any other persons pursuant to which Mr. Hammond was elected as a director of the Company.

Mr. Hammond brings more than 40 years of experience in the energy industry, with extensive expertise in investor relations and corporate communications. From 1994 to 2023, Mr. Hammond served as Director, Investor Relations – North America at TotalEnergies, where he developed and implemented the company's U.S. investor relations program, playing a central role in growing U.S. institutional ownership and establishing the United States as TotalEnergies' largest shareholder group by country. During his tenure, Mr. Hammond worked closely with executive management on strategic communications to investors and the board of directors. Prior to joining TotalEnergies, Mr. Hammond held a financial reporting role at Oryx Energy Company from 1980 to 1994, where he gained foundational experience in U.S. Securities and Exchange Commission reporting, communication strategies and investor targeting. Mr. Hammond holds a Master of Business Administration from Southern Methodist University and a Bachelor of Business Administration from the University of Texas at Arlington.

Mr. Hammond will receive the Company’s standard compensation provided for service as a non-employee director and will enter into the Company’s standard form of indemnification agreement for directors and executive officers.

There is no transaction in which Mr. Hammond has or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Exchange Act.

Item 7.01. Regulation FD Disclosure.

The Company is furnishing its earnings call presentation for the fourth quarter and year ended December 31, 2025 (the “Presentation”), attached as Exhibit 99.2 to this Current Report on Form 8-K, which may be referred to on the Company’s conference call for the financial results for the fourth quarter and year ended December 31, 2025 to be held on March 31, 2026. The Presentation will also be available on the Company’s website at https://www.t1energy.com.

The information in this Item 7.01, including the Exhibit 99.2 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated March 31, 2026, reporting T1 Energy Inc.’s financial results for the fourth quarter and year ended December 31, 2025.
99.2	Earnings call presentation for the fourth quarter and year ended December 31, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

T1 Energy Inc.

By:	/s/ Evan Calio
	Name:	Evan Calio
	Title:	Chief Financial Officer

Dated: March 31, 2026

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